CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$4,300,000	$553.84

(1)                                     Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement dated August 13, 2014 (To the Prospectus dated July 19, 2013 and the Prospectus Supplement dated July 19, 2013)	Filed Pursuant to Rule 424(b)(2) Registration No. 333-190038
$4,300,000 AutoCallable Notes due February 18, 2016 Linked to the Least Performing Reference Asset of Four Common Stocks Global Medium-Term Notes, Series A
Terms used in this Pricing Supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Initial Valuation Date:	August 13, 2014
Issue Date:	August 18, 2014
Final Valuation Date:*	February 12, 2016
Maturity Date:*	February 18, 2016
Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof
Reference Assets:

The common stock of Consolidated Edison, Inc. (“Consolidated Edison”), the common stock of PG&E Corporation (“PG&E”),  the common stock of Public Service Enterprise Group Inc. (“Public Service Enterprise Group”) and the common stock of American Electric Power Company, Inc. (“American Electric Power Company”).

Each of the common stocks noted above are referred to herein as a “Reference Asset” and collectively as the “Reference Assets”. Each Reference Asset has the Initial Price, Call Price and Barrier Price (each as defined below) set forth in the following table:

Reference Asset	Bloomberg Service Page	Initial Price	Call Price	Barrier Price
Consolidated Edison	ED UN <Equity>	$56.37	$56.37	$45.10
PG&E	PCG UN <Equity>	$44.07	$44.07	$35.26
Public Service Enterprise Group	PEG UN <Equity>	$35.27	$35.27	$28.22
American Electric Power Company	AEP UN <Equity>	$50.77	$50.77	$40.62

Payment at Maturity:

If the Notes are not automatically called pursuant to the “Automatic Call” provisions described below, you will receive at maturity (in each case, subject to our credit risk):

▪     If the Final Price of the Least Performing Reference Asset is equal to or greater than its Barrier Price, you will receive a cash payment of $1,000 per $1,000 principal amount Note; and

▪     If (a) the Final Price of the Least Performing Reference Asset is less than its Barrier Price AND (b) we have not elected to exercise our physical settlement option, you will receive a cash payment per $1,000 principal amount Note calculated as follows:

$1,000 + [$1,000 x Reference Asset Return of the Least Performing Reference Asset]

▪     If (a) the Final Price of the Least Performing Reference Asset is less than its Barrier Price AND (b) we have elected to exercise our physical settlement option, you will receive (i) an amount of shares of the Least Performing Reference Asset equal to the Applicable Physical Delivery Amount and (ii) a cash payment equal to the Applicable Fractional Share Amount times the Final Price of the Least Performing Reference Asset.

You may lose some or all of your principal if you invest in the Notes. If the Notes are not automatically called and the Final Price of the Least Performing Reference Asset is less than its Barrier Price, your Notes will be fully exposed to such decline of the Least Performing Reference Asset from its Initial Price to its Final Price and you will lose some or all of your principal (without taking into account the Coupon Payments on the Notes). If we exercise our physical settlement option, the market value of the shares of the Least Performing Reference Asset that you receive at maturity is expected to be substantially less than the value of your original investment. The payment at maturity will be based solely on the Reference Asset Return of the Least Performing Reference Asset and the performance of the other Reference Assets will not be taken into account for purposes of calculating any payment at maturity under the Notes.

 Any payment on the Notes, including any payment due at maturity, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Credit of Issuer” in this Pricing Supplement.

[Summary Terms of the Notes Continue on the Next Page]

	Initial Issue Price(1)	Price to Public‡	Agent’s Commission(2)	Proceeds to Barclays Bank PLC
Per Note	$1,000	100%	2.80%	97.20%
Total	$4,300,000	$4,300,000	$120,400	$4,179,600

(1)          Our estimated value of the Notes on the Initial Valuation Date, based on our internal pricing models, is $960.50 per Note.   The estimated value is less than the initial issue price of the Notes.  See “Additional Information Regarding Our Estimated Value of the Notes” on page PS-1 of this Pricing Supplement.

(2)          Barclays Capital Inc. will receive commissions from the Issuer equal to 2.80% of the principal amount of the notes, or $28.00 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers.

Investing in the Notes involves a number of risks.  See “Risk Factors” beginning on page S-6 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-9 of this Pricing Supplement.

We may use this pricing supplement in the initial sale of Notes.  In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Pricing Supplement is truthful or complete.   Any representation to the contrary is a criminal offense.

 The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Summary Terms of the Notes Continued

Coupon Payments:	$6.6667 per $1,000 principal amount, paid monthly on the Coupon Payment Dates noted below (equivalent to a per annum rate of 8.00%).
Coupon Payment Dates:*	The 18th day of each month during the term of the Notes, provided that the final Coupon Payment Date will be the Maturity Date.**
Automatic Call:

If, on any Call Valuation Date, the Closing Price of each Reference Asset is equal to or greater than their respective Call Prices, the Notes will be automatically called for a cash payment per $1,000 principal amount Note equal to the applicable Redemption Price payable on the applicable Call Settlement Date.

Call Valuation Dates:*	November 13, 2014, February 13, 2015, May 13, 2015, August 13, 2015 and November 13, 2015.
Call Settlement Date:*	The Coupon Payment Date following the applicable Call Valuation Date.
Initial Price:***	With respect to each Reference Asset, the Closing Price of such Reference Asset on the Initial Valuation Date, as noted in the table above.
Call Price:***	With respect to each Reference Asset, 100% of its Initial Price, as noted in the table above.
Barrier Price:***	With respect to each Reference Asset, 80% of its Initial Price (rounded to the nearest cent), as noted in the table above.
Final Price:***	With respect to each Reference Asset, the Closing Price of such Reference Asset on the Final Valuation Date.
Redemption Price:	For every $1,000 principal amount Note, an amount equal to $1,000 plus the Coupon Payment that is otherwise due on the Call Settlement Date.
Reference Asset Return:	With respect to a Reference Asset, the performance of such Reference Asset from the Initial Price to the Final Price, calculated as follows: Final Price – Initial Price Initial Price
Least Performing Reference Asset:	The Reference Asset with the lowest Reference Asset Return, as calculated in the manner set forth above.
Applicable Physical Delivery Amount:	The Physical Delivery Amount (as described below) applicable to the Least Performing Reference Asset.
Applicable Fractional Share Amount:	The Fractional Share Amount (as described below) applicable to the Least Performing Reference Asset.
Physical Delivery Amount and Fractional Share Amount:***

With respect to each Reference Asset, (a) the Physical Delivery Amount is a number of shares of such Reference Asset equal to $1,000 divided by the Initial Price of such Reference Asset, rounded down to the nearest whole number and (b) the Fractional Share Amount is equal to the number of fractional shares of such Reference Asset resulting from dividing $1,000 by the Initial Price. The Physical Delivery Amount and Fractional Share Amount are noted in the table below:

Reference Asset	Physical Delivery Amount	Fractional Share Amount
Consolidated Edison	17 shares	0.7399
PG&E	22 shares	0.6912
Public Service Enterprise Group	28 shares	0.3527
American Electric Power Company	19 shares	0.6967

Tax Allocation of the Coupon Payments:	Deposit Income: 14.00% of the amount of each Coupon Payment on the Notes Put Premium: 86.00% of the amount of each Coupon Payment on the Notes
Closing Price:

With respect to a Reference Asset on any day, the closing price per share of such Reference Asset published at the regular weekday close of trading on such day as displayed on the applicable Bloomberg Professional® service page noted above under “Reference Assets” or any successor page on Bloomberg Professional® service or any successor service, as applicable.

Reference Asset Business Day:

A day that is a scheduled trading day with respect to each Reference Asset on which no Market Disruption Event occurs or is continuing with respect to any Reference Asset.

The term “scheduled trading day”, with respect to a Reference Asset, has the meaning set forth under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

Calculation Agent:	Barclays Bank PLC
CUSIP/ISIN:	06741UHP2 / US06741UHP21

*                  Subject to adjustment in the event of a Market Disruption Event, as described under “Selected Purchase Considerations” in this Pricing Supplement.

**            If such day is not a Business Day, the Coupon Payment Date will occur on the next following Business Day with the same force and effect as if paid on the originally scheduled Coupon Payment Date. No additional interest will accrue as a result of such delayed payment.

***      Subject to adjustment as described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this Pricing Supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part.  This Pricing Supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•                  Prospectus dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•                  Prospectus Supplement dated July 19, 2013:

http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

Our SEC file number is 1-10257.  As used in this Pricing Supplement, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates.  Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market.  Our estimated value on the Initial Valuation Date is based on our internal funding rates.  Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Initial Valuation Date is less than the initial issue price of the Notes.  The difference between the initial issue price of the Notes and our estimated value of the Notes results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

Our estimated value on the Initial Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Initial Valuation Date for a temporary period expected to be approximately six months after the initial issue date of the Notes because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes.  We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes.  The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-9 of this Pricing Supplement.

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE UPON AUTOMATIC CALL OR AT MATURITY

The following examples demonstrate the how the payment (if any) upon early redemption or maturity of the Notes will be calculated under various circumstances. The numbers set forth in the following examples have been rounded for eases of reference and do not relate to the actual Closing Price of any Reference Asset on any Call Valuation Date. We cannot predict the Closing Price of any such Reference Asset on any such date. The following examples do not take into account any tax consequences of investing in the Notes.

In addition, these examples make the following key assumptions:

▪     Investor purchases $1,000 principal amount of Notes on the Initial Valuation Date at the initial public offering price and holds the Notes to maturity if the Notes are not automatically called.

▪                  No market disruption events or events of default occur during the term of the Notes

▪                  Monthly Coupon Payments: $6.6667 per $1,000 principal amount Note

▪                  Redemption Price: $1,000 plus the Coupon Payment that is otherwise due on the Call Settlement Date.

▪     The Initial Price, Call Price, Barrier Price, Physical Delivery Amount and Fractional Share Amount applicable to each Reference Asset as noted in the following table:

Reference Asset	Initial Price	Call Price	Barrier Price	Physical Delivery Amount	Fractional Share Amount
Consolidated Edison	$56.37	$56.37	$45.10	17 shares	0.7399
PG&E	$44.07	$44.07	$35.26	22 shares	0.6912
Public Service Enterprise Group	$35.27	$35.27	$28.22	28 shares	0.3527
American Electric Power Company	$50.77	$50.77	$40.62	19 shares	19.6967

* The hypothetical Initial Price, Call Price, Barrier Price, Physical Delivery Amount and Fractional Share Amount applicable to each Reference Asset noted in the table above were chosen for illustrative purposes only and were based on the Closing Price of each Reference Asset on August 13, 2014. The actual Initial Price for each Reference Asset will be equal to the Closing Price on the Initial Valuation Date, and the actual Call Price, Barrier Price, Physical Delivery Amount and Fractional Share Amount will be calculated as set forth on the cover page of this Pricing Supplement.

Examples Where the Notes are Automatically Called Prior to Maturity

Example 1: The Notes are automatically called on the first Call Valuation Date.

Reference Asset	Closing Price on First Call Valuation Date	Closing Price on Second Call Valuation Date	Closing Price on Third Call Valuation Date	Closing Price on Fourth Call Valuation Date	Closing Price on Fifth Call Valuation Date	Final Price
Consolidated Edison	$57.25	N/A	N/A	N/A	N/A	N/A
PG&E	$44.10	N/A	N/A	N/A	N/A	N/A
Public Service Enterprise Group	$36.25	N/A	N/A	N/A	N/A	N/A
American Electric Power Company	$51.15	N/A	N/A	N/A	N/A	N/A

Because the Closing Price of each Reference Asset is above its respective Call Price on the first Call Valuation Date, the Notes are automatically called and you will receive on the applicable Call Settlement Date a cash payment per $1,000 principal amount Note equal to the Redemption Price.

Because the Notes will have been outstanding for approximately three months prior to redemption, you will have received Coupon Payments equal to $20.00 per $1,000 principal amount Note that you hold.  The return on investment of the Notes is 2.00%.

After the Notes are redeemed, they will no longer remain outstanding and you will not receive any further payments regardless of the value of any Reference Asset at any time after the Call Settlement Date.

Example 2: The Notes are automatically called on the second Call Valuation Date.

Reference Asset	Closing Price on First Call Valuation Date	Closing Price on Second Call Valuation Date	Closing Price on Third Call Valuation Date	Closing Price on Fourth Call Valuation Date	Closing Price on Fifth Call Valuation Date	Final Price
Consolidated Edison	$57.25	$58.10	N/A	N/A	N/A	N/A
PG&E	$40.10	$45.05	N/A	N/A	N/A	N/A
Public Service Enterprise Group	$36.25	$36.01	N/A	N/A	N/A	N/A
American Electric Power Company	$51.15	$51.50	N/A	N/A	N/A	N/A

Because the Closing Price of at least one Reference Asset is less than its respective Call Price on the first Call Valuation Date, the Notes are not called on the related Coupon Payment Date.

Because the Closing Price of each Reference Asset is above its respective Call Price on the second Call Valuation Date, the Notes are automatically called and you will receive on the applicable Call Settlement Date a cash payment per $1,000 principal amount Note equal to the Redemption Price.

Because the Notes will have been outstanding for approximately six months prior to redemption, you will have received Coupon Payments equal to $40.00 per $1,000 principal amount Note that you hold.  The return on investment of the Notes is 4.00%.

After the Notes are redeemed, they will no longer remain outstanding and you will not receive any further payments regardless of the value of any Reference Asset at any time after the Call Settlement Date.

Example 3: The Notes are automatically called on the third Call Valuation Date.

Reference Asset	Closing Price on First Call Valuation Date	Closing Price on Second Call Valuation Date	Closing Price on Third Call Valuation Date	Closing Price on Fourth Call Valuation Date	Closing Price on Fifth Call Valuation Date	Final Price
Consolidated Edison	$57.25	$54.25	$58.10	N/A	N/A	N/A
PG&E	$40.10	$44.55	$45.05	N/A	N/A	N/A
Public Service Enterprise Group	$36.25	$37.25	$36.01	N/A	N/A	N/A
American Electric Power Company	$51.15	$50.85	$51.50	N/A	N/A	N/A

Because the Closing Price of at least one Reference Asset is less than its respective Call Price on the first and second Call Valuation Dates, the Notes are not called on the related Coupon Payment Dates.

Because the Closing Price of each Reference Asset is above its respective Call Price on the third Call Valuation Date, the Notes are automatically called and you will receive on the applicable Call Settlement Date a cash payment per $1,000 principal amount Note equal to the Redemption Price.

Because the Notes will have been outstanding for approximately nine months prior to redemption, you will have received Coupon Payments equal to $60.00 per $1,000 principal amount Note that you hold.  The return on investment of the Notes is 6.00%.

After the Notes are redeemed, they will no longer remain outstanding and you will not receive any further payments regardless of the value of any Reference Asset at any time after the Call Settlement Date.

Example 4: The Notes are automatically called on the Fourth Call Valuation Date.

Reference Asset	Closing Price on First Call Valuation Date	Closing Price on Second Call Valuation Date	Closing Price on Third Call Valuation Date	Closing Price on Fourth Call Valuation Date	Closing Price on Fifth Call Valuation Date	Final Price
Consolidated Edison	$57.25	$54.25	$54.00	$57.33	N/A	N/A
PG&E	$40.10	$45.05	$44.25	$46.10	N/A	N/A
Public Service Enterprise Group	$36.25	$37.25	$36.10	$37.50	N/A	N/A
American Electric Power Company	$51.15	$50.85	$51.01	$52.25	N/A	N/A

Because the Closing Price of at least one Reference Asset is less than its respective Call Price on the first, second and third Call Valuation Dates, the Notes are not called on the related Coupon Payment Dates.

Because the Closing Price of each Reference Asset is above its respective Call Price on the fourth Call Valuation Date, the Notes are automatically called and you will receive on the applicable Call Settlement Date a cash payment per $1,000 principal amount Note equal to the Redemption Price.

Because the Notes will have been outstanding for approximately twelve months prior to redemption, you will have received Coupon Payments equal to $80.00 per $1,000 principal amount Note that you hold.  The return on investment of the Notes is 8.00%.

After the Notes are redeemed, they will no longer remain outstanding and you will not receive any further payments regardless of the value of any Reference Asset at any time after the Call Settlement Date.

Example 5: The Notes are automatically called on the Fifth Call Valuation Date.

Reference Asset	Closing Price on First Call Valuation Date	Closing Price on Second Call Valuation Date	Closing Price on Third Call Valuation Date	Closing Price on Fourth Call Valuation Date	Closing Price on Fifth Call Valuation Date	Final Price
Consolidated Edison	$57.25	$54.25	$54.00	$57.00	$58.10	N/A
PG&E	$40.10	$45.05	$44.25	$46.85	$47.85	N/A
Public Service Enterprise Group	$36.25	$37.25	$36.10	$31.90	$37.10	N/A
American Electric Power Company	$51.15	$50.85	$51.01	$52.15	$55.15	N/A

Because the Closing Price of at least one Reference Asset is less than its respective Call Price on the first, second, third and fourth Call Valuation Dates, the Notes are not called on the related Coupon Payment Dates.

Because the Closing Price of each Reference Asset is above its respective Call Price on the fifth Call Valuation Date, the Notes are automatically called and you will receive on the applicable Call Settlement Date a cash payment per $1,000 principal amount Note equal to the Redemption Price.

Because the Notes will have been outstanding for approximately fifteen months prior to redemption, you will have received Coupon Payments equal to $100.00 per $1,000 principal amount Note that you hold.  The return on investment of the Notes is 10.00%.

After the Notes are redeemed, they will no longer remain outstanding and you will not receive any further payments regardless of the value of any Reference Asset at any time after the Call Settlement Date.

Examples Where the Notes Are Not Automatically Called Prior to Maturity

The following table and examples are based upon the assumptions set forth above and further assume that the Notes have not been called prior to maturity. These examples demonstrate hypothetical examples of amounts payable on the Notes at maturity given these assumptions.

Final Price of Consolidated Edison	Final Price of PG&E	Final Price of Public Service Enterprise Group	Final Price of American Electric Power Company	Reference Asset Return of Consolidated Edison	Reference Asset Return of PG&E	Reference Asset Return of Public Service Enterprise Group	Reference Asset Return of American Electric Power Company	Reference Asset Return of Least Performing Reference Asset	Payment at Maturity (per $1,000 principal amount Note)*
$87.37	$66.11	$70.54	$78.69	55.00%	50.00%	100.00%	55.00%	50.00%	$1,000.00
$81.74	$63.90	$49.38	$73.62	45.00%	45.00%	40.00%	45.00%	40.00%	$1,000.00
$76.10	$61.70	$52.91	$66.00	35.00%	40.00%	50.00%	30.00%	30.00%	$1,000.00
$67.64	$55.09	$52.91	$63.46	20.00%	25.00%	50.00%	25.00%	20.00%	$1,000.00
$63.13	$48.92	$40.56	$55.85	12.00%	11.00%	15.00%	10.00%	10.00%	$1,000.00
$56.37	$44.07	$35.27	$50.77	0.00%	0.00%	0.00%	0.00%	0.00%	$1,000.00
$53.55	$39.66	$33.51	$48.23	-5.00%	-10.00%	-5.00%	-5.00%	-10.00%	$1,000.00
$53.55	$44.95	$28.22	$45.69	-5.00%	2.00%	-20.00%	-10.00%	-20.00%	$1,000.00
$39.46	$39.66	$26.45	$38.08	-30.00%	-10.00%	-25.00%	-25.00%	-30.00%	$700.00**
$36.64	$26.44	$28.22	$45.69	-35.00%	-40.00%	-20.00%	-10.00%	-40.00%	$600.00**
$67.64	$28.65	$17.64	$27.92	20.00%	-35.00%	-50.00%	-45.00%	-50.00%	$500.00**
$33.82	$26.44	$17.64	$20.31	-40.00%	-40.00%	-50.00%	-60.00%	-60.00%	$400.00**
$16.91	$22.04	$12.34	$20.31	-70.00%	-50.00%	-65.00%	-60.00%	-70.00%	$300.00**
$16.91	$8.81	$8.82	$15.23	-70.00%	-80.00%	-75.00%	-70.00%	-80.00%	$200.00**
$8.46	$8.81	$3.53	$12.69	-85.00%	-80.00%	-90.00%	-75.00%	-90.00%	$100.00**
$5.64	$2.20	$3.53	$0.00	-90.00%	-95.00%	-90.00%	-100.00%	-100.00%	$0.00

*   Excluding the final Coupon Payment on the Notes.

** Assuming we have not exercised our physical settlement option. For examples demonstrating the amount of shares and cash that you would receive if (a) the Final of the Least Performing Reference Asset is less than its Barrier Price and (b) we elect to exercise our physical settlement option, please see Examples 8 and 9 below.

Example 6: The Final Price of Consolidated Edison is $63.13, the Final Price of PG&E is $48.92, the Final Price of Public Service Enterprise Group is $40.56 and the Final Price of American Electric Power Company is $55.85.

Because the Reference Asset Return of American Electric Power Company is the lowest of any Reference Asset, American Electric Power Company is the Least Performing Reference Asset. Because the Final Price of the Least Performing Reference Asset is greater than its respective Barrier Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount Note that you hold (plus the final Coupon Payment on the Notes).

Example 7: The Final Price of Consolidated Edison is $53.55, the Final Price of PG&E is $44.95, the Final Price of Public Service Enterprise Group is $28.22 and the Final Price of American Electric Power Company is $45.69.

Because the Reference Asset Return of Public Service Enterprise Group is the lowest of any Reference Asset, Public Service Enterprise Group is the Least Performing Reference Asset. Although the Final Price of the Least Performing Reference Asset is less than its respective Initial Price, the Final Price of the Least Performing Reference Asset is equal to or greater than its respective Barrier Price. Accordingly, you will receive a payment at maturity of $1,000 per $1,000 principal amount Note that you hold (plus the final Coupon Payment on the Notes).

Example 8: The Final Price of Consolidated Edison is $67.64, the Final Price of PG&E is $28.65, the Final Price of Public Service Enterprise Group is $17.64 and the Final Price of American Electric Power Company is $27.92.

Because the Reference Asset Return of Public Service Enterprise Group is the lowest of any Reference Asset, Public Service Enterprise Group is the Least Performing Reference Asset. Accordingly, the Final Price of the Least Performing Reference Asset is less than its respective Barrier Price.

If we do not elect to exercise our physical settlement option, you will receive a payment at maturity (in addition to the final Coupon Payment on the Notes) of $500.00 per principal amount Note, calculated as follows:

$1,000 + [$1,000 x Reference Asset Return of the Least Performing Reference Asset]

$1,000 + [$1,000 x -50.00%] = $500.00

Because Public Service Enterprise Group is the Least Performing Reference Asset, the Applicable Physical Delivery Amount is 28 shares of Public Service Enterprise Group and the Applicable Fractional Share Amount is 0.3527 shares of Public Service Enterprise

Group. Accordingly, if we do elect to exercise our physical settlement option, you will receive on the Maturity Date (in addition to the final Coupon Payment on the Notes) a total of 28 shares of Public Service Enterprise Group plus $3.53 in cash.

Example 9: The Final Price of Consolidated Edison is $16.91, the Final Price of PG&E is $8.81, the Final Price of Public Service Enterprise Group is $8.82 and the Final Price of American Electric Power Company is $15.23.

Because the Reference Asset Return of PG&E is the lowest of any Reference Asset, PG&E is the Least Performing Reference Asset. Accordingly, the Final Price of the Least Performing Reference Asset is less than its respective Barrier Price.

If we do not elect to exercise our physical settlement option, you will receive a payment at maturity (in addition to the final Coupon Payment on the Notes) of $200.00 per principal amount Note, calculated as follows:

$1,000 + [$1,000 x Reference Asset Return of the Least Performing Reference Asset]

$1,000 + [$1,000 x -80.00%] = $200.00

Because PG&E is the Least Performing Reference Asset, the Applicable Physical Delivery Amount is 22 shares of PG&E and the Applicable Fractional Share Amount is 0.6912 shares of PG&E. Accordingly, if we do elect to exercise our physical settlement option, you will receive on the Maturity Date (in addition to the final Coupon Payment on the Notes) a total of 22 shares of PG&E plus $6.09 in cash.

Examples 8 and 9 above demonstrate that if the Notes are not automatically called and if the Final Price of the Least Performing Reference Asset is less than its Barrier Price, your investment in the Notes will be fully exposed to the negative performance of the Least Performing Reference Asset and you will lose some or all of your principal. Example 8 demonstrates that the Notes will be fully exposed to the negative performance of the Least Performing Reference Asset if its Final Price is less than its Barrier Price, even if the Reference Asset Return of any of the other Reference Assets are positive. Example 8 further demonstrates that if the Final Price of more than one Reference Assets are below their Barrier Prices, your payment at maturity will be based solely on the Reference Asset Return of the Least Performing Reference Asset, and your loss will not be mitigated in any way by virtue of the fact that the Reference Asset Return of the other Reference Assets were higher than that of the Least Performing Reference Asset.

If the Notes are not called prior to maturity, you may lose up to 100% of your investment in the Notes.

SELECTED PURCHASE CONSIDERATIONS

•                  Market Disruption Events—In the event that a Call Valuation Date or the Final Valuation Date is not a Reference Asset Business Day, the Call Valuation Date or Final Valuation Date (as applicable) will postponed to the next following Reference Asset Business Day.  In no event, however, will the relevant date be postponed by more than five days that would have been a Reference Asset Business Day but for the occurrence of a Market Disruption Event.  If the Calculation Agent determines that a Market Disruption Event occurs or is continuing in respect of any Reference Asset on such fifth day, the Calculation Agent will determine the Closing Price of any Reference Asset unaffected by such Market Disruption Event using the Closing Price of such Reference Asset on such fifth day and will determine the Closing Price of any Reference Asset affected by such Market Disruption Event in the manner set forth under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

In the event that a Call Valuation Date is postponed, the Coupon Payment Date following such Call Valuation Date will be postponed until the fourth Business Day following the Call Valuation Date (as postponed). If the Final Valuation Date is postponed, and notwithstanding anything to the contrary in the accompanying prospectus supplement, the Maturity Date will be postponed such that the number of business days between the Final Valuation Date (as postponed) and the Maturity Date (as postponed) remains the same. No additional interest will accrue as a result of the postponement of any Coupon Payment Date or the Maturity Date for any reason.

For a description of what constitutes a Market Disruption Event with respect to each Reference Asset, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

•                  Adjustments to the Reference Assets and the Notes—For a description of adjustments that may affect one or more of the Reference Assets, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement. For a description of further adjustments that may affect the Notes, please see and “Reference Assets—Equity Securities—Adjustments Affecting Securities Linked to More than One Reference Asset, at Least One of Which is an Equity Security” in the prospectus supplement.

•                  Material U.S. Federal Income Tax Considerations—The material tax consequences of your investment in the Notes are summarized below.  The discussion below supplements the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  Except as noted under “Non-U.S. Holders” below, this section applies to you only if you are a U.S. holder (as defined in the accompanying prospectus supplement) and you hold your Notes as capital assets for tax purposes and does not apply to you if you are a member of a class of holders subject to special rules or are otherwise excluded from the discussion in the prospectus supplement (for example, if you did not purchase your Notes in the initial issuance of the Notes).  In addition, this discussion does not apply to you if you purchase your Notes for more or less than the principal amount of the Notes.

The U.S. federal income tax consequences of your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described below.  Pursuant to the terms of the Notes, Barclays Bank PLC and you agree, in the absence of a change in law or an administrative or judicial ruling to the contrary, to treat your Notes as an investment unit consisting of (i) a fixed-rate debt obligation that we issued to you for an amount equal to the principal amount of the Notes (the “Deposit”) and (ii) a put option in respect of the Least Performing Reference Asset (the “Put Option”) which you sold to us in exchange for a portion of the stated interest on the Notes (the “Put Premium”).  On the second page of this Pricing Supplement, we have determined the amount of each Coupon Payment that represents interest on the Deposit (this amount is denoted as “Deposit Income”) and the amount that represents Put Premium (this amount is denoted as “Put Premium”).  The terms of your Notes require you and us to allocate the Coupon Payments as set forth on the second page, but this allocation is not binding on the Internal Revenue Service.  Except as otherwise noted below, the discussion below assumes that your Notes will be treated in the manner described above.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes in the manner described above.  This opinion assumes that the description of the terms of the Notes in this Pricing Supplement is materially correct.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF INVESTING IN THE NOTES.

Amounts treated as interest on the Deposit will be subject to tax as ordinary income at the time you receive or accrue such payments, depending on your method of accounting for tax purposes.  For a further discussion of the tax considerations applicable to fixed rate debt obligations, please see the discussion under the heading “Certain U.S. Federal Income Tax

Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes” in the accompanying prospectus supplement.  Amounts treated as Put Premium should generally be deferred and accounted for upon the sale, redemption or maturity of the Notes, as discussed below.

If the Notes are redeemed or cash settled at maturity, such receipt of cash (excluding cash attributable to the final monthly Coupon Payment on the Notes) would likely be treated as (i) payment in full of the principal amount of the Deposit, which would likely not result in the recognition of gain or loss, and (ii) the lapse (if you receive the principal amount of the Notes) or the cash settlement (if you receive less than the principal amount of the Notes) of the Put Option.  Under such characterization, you should generally recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of Put Premium paid to you over the term of the Notes (including the Put Premium received at redemption or maturity) and (ii) the excess (if any) of (a) the principal amount of your Notes over (b) the amount of cash you receive at redemption or maturity (excluding cash attributable to the final monthly Coupon Payment on the Notes).

If the Notes are physically settled at maturity with shares of the Reference Asset, you should not recognize any gain or loss (other than with respect to cash received in respect of the Fractional Share Amount, as described below) in respect of the Put Option. You should have a basis in such shares (including for this purpose any fractional shares) equal to the principal amount of the Notes less the total Put Premium that you received over the term of the Notes. If you receive cash in respect of the Fractional Share Amount upon the physical settlement of the Notes, you should recognize short-term capital gain or loss equal to the difference between the amount of cash you receive and your tax basis in the fractional shares.  Your holding period in the shares you receive upon the maturity of your Notes will begin on the day after you receive such shares.

Upon a sale of your Notes, you would be required to apportion the value of the amount you receive between the Deposit and Put Option on the basis of the values thereof on the date of the sale.  You would recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount apportioned to the Deposit (excluding amounts attributable to accrued and unpaid interest on the Deposit) and (ii) your adjusted tax basis in the Deposit.  Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year.

Upon a sale of your Notes, the amount of cash that you receive that is apportioned to the Put Option, if any, (together with any amount of Put Premium previously received and deferred as described above) would be treated as short-term capital gain.  If the value of the Deposit on the date of the sale of your Notes is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment to the purchaser equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option.  In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the Put Premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.

Any character mismatch arising from your inclusion of ordinary income in respect of the interest on the Deposit and capital loss (if any) upon the sale, redemption or maturity of your Notes may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.

Alternative Treatments.  There are no regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of instruments with terms that are substantially the same as the Notes, and the Internal Revenue Service could assert that the Notes should be taxed differently than in the manner described above.  For example, it is possible that the Notes could be treated as a debt instrument that is subject to the special tax rules governing contingent payment debt instruments.  If your Notes are so treated, you generally will be required to accrue interest on a current basis in respect of the Notes over their term based on the comparable yield and projected payment schedule for the Notes and pay tax accordingly.  If your Notes are so treated, you would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes.  Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would generally be ordinary loss to the extent of interest you included in income in the current or previous taxable years with respect to your Notes, and thereafter would be capital loss.  For a further discussion of the tax considerations applicable to contingent payment debt instruments, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Contingent Payment Debt Instruments” in the accompanying prospectus supplement.

It is also possible that the Notes could be treated as a pre-paid income-bearing derivative contract in respect of the Reference Assets, in which case you may be required to include the entire monthly Coupon Payment on the Notes in ordinary income (and not just the interest on the Deposit).

Furthermore, it is also possible that the Notes could be treated as notional principal contracts that are comprised of a swap component and a loan component.  If the Notes were treated as notional principal contracts, you could in effect be required to include all of the stated interest in income, rather than only the portion thereof denoted as Deposit Income on the second page of this Pricing Supplement, and any gain or loss that you recognize upon the maturity of your Notes would likely be treated as ordinary income or loss.

For a further discussion of the tax treatment of your Notes as well as other possible alternative characterizations, please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options” in the accompanying prospectus supplement.  You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.  For additional, important considerations related to tax risks associated with investing in the Notes, you should also examine the discussion in “Selected Risk Considerations—Taxes”, in this Pricing Supplement.

Non-U.S. Holders.  Barclays currently does not withhold on payments to non-U.S. holders in respect of instruments such as the Notes.  However, if Barclays determines that there is a material risk that it will be required to withhold on any such payments, Barclays may withhold on any Coupon Payments at a 30% rate, unless you have provided to Barclays (i) a valid Internal Revenue Service Form W-8ECI or (ii) a valid Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding.  If Barclays elects to withhold and you have provided Barclays with a valid Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E claiming tax treaty benefits that reduce or eliminate withholding, Barclays may nevertheless withhold up to 30% on any Coupon Payments it makes to you if there is any possible characterization of the payments that would not be exempt from withholding under the treaty.  Non-U.S. holders will also be subject to the general rules regarding information reporting and backup withholding as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding “ in the accompanying prospectus supplement.

The following replaces the discussion of Section 871(m) of the Internal Revenue Code in the accompanying prospectus supplement under “Certain U.S. Federal Income Tax Considerations—Tax Treatment of Non-U.S. Holders.”  The Treasury Department has issued proposed regulations under Section 871(m) of the Internal Revenue Code which would, if finalized in their current form, impose U.S. federal withholding tax on “dividend equivalent” payments made on certain financial instruments linked to U.S. corporations (which the proposed regulations refer to as “specified ELIs”) that are owned by non-U.S. holders.  According to a notice issued by the Internal Revenue Service on March 4, 2014, the Internal Revenue Service intends to issue regulations providing that the term “specified ELI” will exclude any instrument issued prior to 90 days after the date when the proposed regulations under Section 871(m) are finalized.  Accordingly, we anticipate that non-U.S. holders of the Notes will not be subject to tax under Section 871(m) of the Internal Revenue Code.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the Index.  These risks are explained in more detail in the “Risk Factors” section of the prospectus supplement, including the risk factors discussed under the following headings:

•                  “Risk Factors—Risks Relating to All Securities”;

•                  “Risk Factors—Additional Risks Relating to Securities with More Than One Reference Asset, Where the Performance of the Security is Based on the Performance of Only One Reference Asset”;

•                  “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•                  “Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•                  “Risk Factors—Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise); and

•                  “Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Price”.

In addition to the risks described above, you should consider the following:

•                  Your Investment in the Notes May Result in Significant Loss; You May Lose Up to 100% of the Principal Amount of Your Notes—If the Notes are not called pursuant to the “Automatic Call” provisions and the Final Price of the Least Performing Reference Asset is less its Barrier Price, your investment will be fully exposed to the decline in the performance of the Least Performing Reference Asset.  If the Final Price of the Least Performing Reference Asset is less than its Barrier Price and we exercise our option to physically settle your Notes, you will receive an amount of shares of the Least Performing Reference Asset with a market value that is expected to be substantially less than the initial value of your investment. You may lose some or all of your investment in the Notes

•                  You Will Not Receive More Than the Principal Amount of Your Notes at Maturity—At maturity, you will not receive more than the principal amount of your Notes, even if the Reference Asset Return of one or more Reference Assets is positive.  The total payment you receive over the term of the Notes will never exceed the principal amount of your Notes plus the Coupon Payments paid during the term of the Notes.

•      Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party.  Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party.  In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

•      Potential Early Exit—While the original term of the Notes is as indicated on the cover page of this Pricing Supplement, the Notes will be automatically called if the Closing Value of each Index on a Call Valuation Date is equal to or greater than its applicable Call Price on such date as described above. In such an event, you may not be able to reinvest any amounts received on the Call Settlement Date in a comparable investment with similar risk and yield. No more interest or call premium will accrue or be payable after the relevant Call Settlement Date.  The “automatic call” feature may also adversely impact your ability to sell your Notes and the price at which they may be sold.  It may further limit your ability to sell your Notes and realize any market appreciation of the value of your Notes

•      Whether or Not the Notes Will be Automatically Called Prior to Will Not be Based on the Price of any Reference Asset at Any Time Other than the Closing Prices of the Reference Assets on the applicable Call Valuation Date—Whether or not the Notes are automatically called pursuant to the “Automatic Call” provisions will be based solely on the Closing Prices of the Reference Assets on the Call Valuation Dates.  Accordingly, if the price of any Reference Asset dropped on any Call Valuation Date such that the Closing Price of such Reference Asset falls below the applicable Call Price, your Notes will not be called on the relevant Call Valuation Date.

•      If Your Notes Are Not Called Prior to Maturity, the Payment at Maturity on Your Notes will be Based Solely on the Reference Asset Return of the Least Performing Reference Asset—If the Notes are not automatically called, the determination of the Reference Asset Return of the Least Performing Reference Asset and, therefore, the payment at maturity will not be made based on any prices of the Reference Assets other than the Final Price of the Least Performing Reference Asset. Therefore, if the Notes are not automatically called and if the closing price of the Least Performing Reference Asset drops precipitously on the Final Valuation Date, the payment at maturity, if any, that you will receive for your Notes will be significantly less than it would otherwise have been had such payment been linked to the prices of the Reference Assets prior to such drop.

If the price of the Least Performing Reference Asset falls on the Final Valuation Date such that its Final Price is below its Barrier Price, your Notes will be fully exposed to the decline of the Least Performing Reference Asset from its Initial Price to its Final Price and you will lose some or all of the principal amount of your Notes, regardless of the price of any Reference Asset at any other time during the term of the Notes.

•      No Dividend Payments or Voting Rights—As a holder of the Notes, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of any of the Reference Assets would have.

•      Single Equity Risk—The price of each Reference Asset can rise or fall sharply due to factors specific to the relevant Reference Asset and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each Reference Asset. We have not undertaken any independent review or due diligence of any Reference Asset issuer’s SEC filings or of any other publicly available information regarding any such issuer.

•      Industry Concentration Risk—The issuers of each Reference Asset are each in the pharmaceutical industry. The performance of these companies is subject to a number of complex and unpredictable factors such as industry competition, government regulation and supply and demand for the products and services produced or offered by such companies. Negative developments in the pharmaceutical sector may have a negative effect on the issuers of the Reference Assets and, in turn, may have a material adverse effect on the value of the Notes. By investing in the Notes, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

•      The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market—The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates.  Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market.  As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•      The Estimated Value of Your Notes is Lower Than the Initial Issue Price of Your Notes—The estimated value of your Notes on the Initial Valuation Date is expected to be lower, and may be significantly lower, than the initial issue price of your Notes.  The difference between the initial issue price of your Notes and the estimated value of the Notes is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

•      The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions—The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize.  These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market.  As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•      The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and Maybe Lower Than the Estimated Value of Your Notes—The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do).  The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes.  Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes.  As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the maturity date could result in a substantial loss to you.

•      The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes—Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial issue date of the Notes.  The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•      We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest—We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.  Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments.  We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.  Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes.  Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes.  Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes.  We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities.

•      Additional Potential Conflicts—In addition to the variety of roles that we and our affiliates play in connection with the issuance of the Notes described above under “We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest”, we also act as calculation agent and may enter into transactions to hedge our obligations under the Notes.  In performing these varied duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•      Lack of Liquidity—The Notes will not be listed on any securities exchange.  Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice.  Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.  Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes.  The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

•      Taxes—The U.S. federal income tax treatment of the Notes is uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described above.  As discussed further in the accompanying prospectus supplement, the Internal Revenue Service issued a notice in 2007 indicating that it and the Treasury Department are actively considering whether, among other issues, you should be required to accrue interest over the term of an instrument such as the Notes at a rate that exceeds the portion of the Coupon Payments treated as interest on the Deposit for U.S. federal income tax purposes and whether all or part of the gain or loss you may recognize upon the sale, redemption or maturity of an instrument such as the Notes should be treated as ordinary income or loss.  Similarly, the Internal Revenue Service and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts.  While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Notes (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income in respect of the Notes at a rate that exceeds the portion of the Coupon Payments treated as interest on the Deposit for U.S. federal income tax purposes.  The outcome of this process is uncertain.  In addition, any character mismatch arising from your inclusion of ordinary income in respect of the interest on the Deposit and capital loss (if any) upon the sale, redemption or maturity of your Notes may result in adverse tax consequences to you because an investor’s ability to deduct capital losses is subject to significant limitations.  You should consult your tax advisor as to the possible alternative treatments in respect of the Notes.

•      Many Economic and Market Factors Will Impact the Value of the Notes—In addition to the prices of the Reference Assets on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o              the expected volatility of the Reference Assets;

o              the time to maturity of the Notes;

o              the market price and dividend rate on the Reference Assets;

o              interest and yield rates in the market generally;

o              a variety of economic, financial, political, regulatory or judicial events;

o              supply and demand for the Notes; and

o              our creditworthiness, including actual or anticipated downgrades in our credit ratings.

THE REFERENCE ASSETS

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information”.  Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC.  Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC.  The address of the SEC’s website is http://www.sec.gov.  Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by the company issuing each Basket Component can be located by reference to the respective SEC file number specified below.

The summary information below regarding each Reference Asset comes from each company’s respective SEC filings.  You are urged to refer to the SEC filings made by the relevant company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects.  The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of the issuer of any of the Reference Assets or of any other publicly available information regarding each such issuer.

Consolidated Edison, Inc.

According to publicly available information, Consolidated Edison, Inc. (“Consolidated Edison”) through its subsidiaries, provides a variety of energy related products and services. The Company supplies electric service in New York, parts of New Jersey, and Pennsylvania as well as supplies electricity to wholesale customers.

Information filed by Consolidated Edison with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14514, or its CIK Code: 0001047862.  The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “ED”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this Pricing Supplement or any accompanying prospectus or prospectus supplement.  We have not undertaken any independent review or due diligence of Consolidated Edison’s SEC filings or any other publicly available information regarding Consolidated Edison.

Historical Performance of the Common Stock of Consolidated Edison, Inc.

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of the common stock of Consolidated Edison during the periods indicated below.  These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
March 31, 2008	$48.60	$39.45	$39.70
June 30, 2008	$42.49	$38.42	$39.09
September 30, 2008	$45.85	$37.71	$42.96
December 31, 2008	$44.53	$37.53	$38.93
March 31, 2009	$41.39	$32.70	$39.61
June 30, 2009	$39.39	$34.50	$37.42
September 30, 2009	$41.48	$36.63	$40.94
December 31, 2009	$46.13	$40.35	$45.43
March 31, 2010	$46.41	$42.22	$44.54
June 30, 2010	$45.73	$41.66	$43.10
September 30, 2010	$48.79	$42.90	$48.22
December 31, 2010	$51.00	$48.02	$49.57
March 31, 2011	$50.72	$48.85	$50.72
June 30, 2011	$54.24	$49.97	$53.24
September 30, 2011	$58.10	$50.41	$57.02
December 30, 2011	$62.59	$55.15	$62.03
March 30, 2012	$60.65	$57.13	$58.42
June 29, 2012	$63.48	$57.14	$62.19
September 28, 2012	$64.94	$59.10	$59.89
December 31, 2012	$60.73	$54.10	$55.54
March 29, 2013	$61.03	$55.28	$61.03
June 28, 2013	$63.66	$55.78	$58.31
September 30, 2013	$60.59	$54.63	$55.14
December 31, 2013	$58.82	$54.33	$55.28
March 31, 2014	$56.11	$52.46	$53.65
June 30, 2014	$58.26	$53.11	$57.74
August 13, 2014*	$57.70	$54.76	$56.37

* For the period commencing on July 1, 2014 and ending on August 13, 2014

The following graph sets forth the historical performance of the common stock of Consolidated Edison based on the daily Closing Price from January 1, 2008 through August 13, 2014. The Closing Price of one share of the common stock of Consolidated Edison on August 13, 2014 was $56.37.

Historical Performance of the Common Stock of Consolidated Edison Inc.

We obtained the historical trading price information set forth above from Bloomberg, L.P., without independent verification. The historical performance of the Reference Asset should not be taken as an indication of the future performance of the Reference Asset during the term of the Notes.

PG&E Corporation

According to publicly available information, PG&E Corporation (“PG&E”) is a holding company that holds interests in energy based businesses. The Company’s holdings include a public utility operating in northern and central California that provides electricity and natural gas distribution, electricity generation, procurement, and transmission, and natural gas procurement, transportation, and storage.

Information filed by PG&E with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12609, or its CIK Code: 0001004980.  The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PCG”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this Pricing Supplement or any accompanying prospectus or prospectus supplement.  We have not undertaken any independent review or due diligence of PG&E’s SEC filings or any other publicly available information regarding PG&E.

Historical Performance of the Common Stock of PG&E Corporation

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of the common stock of PG&E during the periods indicated below.  These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
March 31, 2008	$44.95	$36.46	$36.82
June 30, 2008	$40.90	$38.09	$39.69
September 30, 2008	$42.64	$36.81	$37.45
December 31, 2008	$39.20	$29.70	$38.71
March 31, 2009	$40.41	$35.00	$38.22
June 30, 2009	$38.51	$34.82	$38.44
September 30, 2009	$41.86	$37.13	$40.49
December 31, 2009	$45.60	$40.00	$44.65
March 31, 2010	$45.59	$41.02	$42.42
June 30, 2010	$44.48	$40.00	$41.10
September 30, 2010	$48.24	$40.73	$45.42
December 31, 2010	$48.58	$45.72	$47.84
March 31, 2011	$47.60	$42.47	$44.18
June 30, 2011	$46.52	$41.39	$42.03
September 30, 2011	$43.32	$39.21	$42.31
December 30, 2011	$43.24	$36.86	$41.22
March 30, 2012	$43.72	$40.16	$43.41
June 29, 2012	$45.28	$42.04	$45.27
September 28, 2012	$46.51	$42.41	$42.67
December 31, 2012	$43.48	$39.71	$40.18
March 29, 2013	$44.53	$40.47	$44.53
June 28, 2013	$48.44	$43.59	$45.73
September 30, 2013	$46.37	$40.76	$40.92
December 31, 2013	$42.75	$40.07	$40.28
March 31, 2014	$44.73	$39.60	$43.20
June 30, 2014	$48.23	$42.37	$48.02
August 13, 2014*	$47.51	$43.00	$44.07

* For the period commencing on July 1, 2014 and ending on August 13, 2014

The following graph sets forth the historical performance of the common stock of PG&E based on the daily Closing Price from January 1, 2008 through August 13, 2014. The Closing Price of one share of the common stock of PG&E on August 13, 2014 was $44.07.

Historical Performance of the Common Stock of PG&E Corporation

We obtained the historical trading price information set forth above from Bloomberg, L.P., without independent verification. The historical performance of the Reference Asset should not be taken as an indication of the future performance of the Reference Asset during the term of the Notes.

Public Service Enterprise Group Inc.

According to publicly available information, Public Service Enterprise Group Inc. (“Public Service Enterprise Group”) is a public utility holding company. The Company, through its subsidiaries, generates, transmits, and distributes electricity and produces natural gas in the Northeastern and Mid Atlantic United States.

Information filed by Public Service Enterprise Group with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09120, or its CIK Code: 0000788784.  The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “PEG”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this Pricing Supplement or any accompanying prospectus or prospectus supplement.  We have not undertaken any independent review or due diligence of Public Service Enterprise Group’s SEC filings or any other publicly available information regarding Public Service Enterprise Group.

Historical Performance of the Common Stock of Public Service Enterprise Group Inc.

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of the common stock of Public Service Enterprise Group during the periods indicated below.  These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
March 31, 2008	$51.62	$39.31	$40.19
June 30, 2008	$46.86	$41.42	$45.93
September 30, 2008	$46.67	$32.20	$32.79
December 31, 2008	$33.21	$24.99	$29.17
March 31, 2009	$33.24	$24.02	$29.47
June 30, 2009	$33.63	$28.09	$32.63
September 30, 2009	$33.86	$30.54	$31.44
December 31, 2009	$33.78	$29.33	$33.25
March 31, 2010	$33.63	$29.11	$29.52
June 30, 2010	$33.64	$29.89	$31.33
September 30, 2010	$34.78	$31.15	$33.08
December 31, 2010	$33.80	$30.63	$31.81
March 31, 2011	$33.12	$30.32	$31.51
June 30, 2011	$34.18	$30.52	$32.64
September 30, 2011	$34.81	$28.84	$33.37
December 30, 2011	$34.43	$30.64	$33.01
March 30, 2012	$32.00	$29.67	$30.61
June 29, 2012	$32.50	$29.09	$32.50
September 28, 2012	$34.00	$31.25	$32.18
December 31, 2012	$33.32	$29.24	$30.60
March 29, 2013	$34.34	$29.78	$34.34
June 28, 2013	$36.61	$31.21	$32.66
September 30, 2013	$34.53	$31.66	$32.93
December 31, 2013	$34.32	$31.65	$32.04
March 31, 2014	$38.14	$31.33	$38.14
June 30, 2014	$40.97	$37.17	$40.79
August 13, 2014*	$40.30	$34.15	$35.27

* For the period commencing on July 1, 2014 and ending on August 13, 2014

The following graph sets forth the historical performance of the common stock of Public Service Enterprise Group based on the daily Closing Price from January 1, 2008 through August 13, 2014. The Closing Price of one share of the common stock of Public Service Enterprise Group on August 13, 2014 was $35.27.

Historical Performance of the Common Stock of Public Service Enterprise Group Inc.

We obtained the historical trading price information set forth above from Bloomberg, L.P., without independent verification. The historical performance of the Reference Asset should not be taken as an indication of the future performance of the Reference Asset during the term of the Notes.

American Electric Power Company, Inc.

According to publicly available information, American Electric Power Company, Inc. (“American Electric Power Company”) is a public utility holding company. The Company provides electric service, consisting of generation, transmission and distribution, on an integrated basis to their retail customers. AEP serves portions of the states of Arkansas, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Tennessee, Texas, Virginia and West Virginia.

Information filed by American Electric Power Company, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-3525, or its CIK Code: 0000004904.  The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “AEP”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this Pricing Supplement or any accompanying prospectus or prospectus supplement.  We have not undertaken any independent review or due diligence of American Electric Power Company, Inc.’s SEC filings or any other publicly available information regarding American Electric Power Company.

Historical Performance of the Common Stock of American Electric Power Company, Inc.

The following table sets forth the high and low daily Closing Prices, as well as end-of-quarter Closing Prices, of the common stock of American Electric Power Company during the periods indicated below.  These historical trading prices may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

Quarter/Period Ending	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
March 31, 2008	$48.52	$40.23	$41.63
June 30, 2008	$45.09	$39.58	$40.23
September 30, 2008	$41.15	$35.04	$37.03
December 31, 2008	$37.18	$27.85	$33.28
March 31, 2009	$34.00	$24.28	$25.26
June 30, 2009	$29.04	$24.94	$28.89
September 30, 2009	$32.06	$28.28	$30.99
December 31, 2009	$35.58	$29.66	$34.79
March 31, 2010	$36.52	$32.82	$34.18
June 30, 2010	$34.56	$30.97	$32.30
September 30, 2010	$36.72	$32.22	$36.23
December 31, 2010	$37.70	$35.08	$35.98
March 31, 2011	$36.75	$33.60	$35.14
June 30, 2011	$38.85	$34.59	$37.68
September 30, 2011	$38.63	$33.91	$38.02
December 30, 2011	$41.65	$36.66	$41.31
March 30, 2012	$41.54	$37.61	$38.58
June 29, 2012	$40.07	$37.22	$39.90
September 28, 2012	$44.45	$40.42	$43.94
December 31, 2012	$45.27	$40.96	$42.68
March 29, 2013	$48.63	$43.12	$48.63
June 28, 2013	$51.43	$43.19	$44.78
September 30, 2013	$47.50	$41.92	$43.35
December 31, 2013	$48.32	$43.14	$46.74
March 31, 2014	$50.66	$46.08	$50.66
June 30, 2014	$55.77	$50.40	$55.77
August 13, 2014*	$55.21	$49.28	$50.77

* For the period commencing on July 1, 2014 and ending on August 13, 2014

The following graph sets forth the historical performance of the common stock of American Electric Power Company based on the daily Closing Price from January 1, 2008 through August 13, 2014. The Closing Price of one share of the common stock of American Electric Power Company on August 13, 2014 was $50.77.

Historical Performance of the Common Stock of American Electric Power Company, Inc.

We obtained the historical trading price information set forth above from Bloomberg, L.P., without independent verification. The historical performance of the Reference Asset should not be taken as an indication of the future performance of the Reference Asset during the term of the Notes.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent commits to take and pay for all of the Notes, if any are taken.